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                                                                  EXHIBIT 3.2


                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                AMERUS GROUP CO.


                                    ARTICLE I

PRINCIPAL OFFICE

Section 1.1. The location of the principal office of AmerUs Group Co. (the "Corporation") in the State of Iowa will be identified in the Corporation's annual report filed with the Iowa Secretary of State. The Corporation may have such other offices either within or without the State of Iowa as the business of the Corporation may from time to time require.

                                   ARTICLE II

REGISTERED OFFICE AND AGENT

Section 2.1. The initial registered agent and office of the Corporation are set forth in the Amended and Restated Articles of Incorporation. The registered agent or registered office, or both, may be changed by resolution of the Board of Directors.

                                   ARTICLE III

MEETINGS OF SHAREHOLDERS

SECTION 3.1. ANNUAL MEETING.

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as may be fixed from time to time by the Board of Directors or if no date and time are so fixed, at 2:00 p.m. on the second Thursday in May of each year at such place as the Board of Directors shall each year fix. The date of the annual meeting of shareholders shall in all events be within the earlier of the first six (6) months after the end of the Corporation's fiscal year or fifteen (15) months after the shareholders' last annual meeting.

SECTION 3.2. SPECIAL MEETINGS.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law (which for purposes of these bylaws shall mean as required from time to time by the Iowa Business Corporation Act (the "IBCA") or the Amended and Restated Articles of Incorporation of the Corporation), may be called by the Chairman of the Board or the Board of Directors, and shall be called by the Board of Directors upon the written demand, signed, dated and delivered to the Secretary, of the holders of at least ten percent (10%) of all the votes entitled to be cast on



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any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date and place of any special meeting shall be determined by the Board of Directors.

SECTION 3.3. NOTICES AND REPORTS TO SHAREHOLDERS.

     (a) Notice of the place, date and time of all meetings of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The Board of Directors may establish a record date for the determination of shareholders entitled to notice, as provided in Section 3.5 of these bylaws. Notice of adjourned meetings need only be given if required by law or Section 3.7 of these bylaws.

     (b) In the event (i) of the issuance, or the authorization for issuance of shares for promissory notes or promises to render services in the future, or (ii) of any indemnification of or advancement of expenses to a director required by law to be reported to shareholders, the Corporation shall report the same to the shareholders with or before the notice of the next shareholders' meeting, including, in the case of issuance of shares, the number of shares and the consideration received.

     (c) In the event corporate action is taken without a meeting in accordance with the IBCA by less than unanimous written consent, prompt notice of the taking of such corporate action shall be given to those shareholders who have not consented in writing.

     (d) If notice of proposed corporate action is required by law to be given to shareholders not entitled to vote and the action is to be taken by consent of the voting shareholders, the Corporation shall give all shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

SECTION 3.4. WAIVER OF NOTICE.

     (a) Any shareholder may waive any notice required by law or these bylaws if in writing and signed by any shareholder entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice to such shareholder in due time as required by law or these bylaws. Any such waiver shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     (b) A shareholder's attendance at a meeting, in person or by proxy, waives
     (i) objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter



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     at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 3.5. RECORD DATE.

The Board of Directors may fix, in advance, a date as the record date for any determination of shareholders for any purpose, such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting requiring such determination of shareholders is to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholders' meeting is communicated to shareholders or the date on which the Board of Directors authorizes a share dividend or a distribution (other than one involving a repurchase or reacquisition of shares), as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the adjourned meeting is scheduled to be reconvened on a date which is more than 120 days after the date fixed for the original meeting or unless the Board of Directors selects a new record date or unless a new record date is required by law.

SECTION 3.6. SHAREHOLDERS' LIST.

After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at such person's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

SECTION 3.7. QUORUM.

     (a) At any meeting of the shareholders, one third of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law or the Articles of Incorporation, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairperson of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time.

     (b) When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at


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     which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity with these bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     (c) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

SECTION 3.8. ORGANIZATION.

     (a) The Chairman of the Board, or in the absence of the Chairman, such person as the Board of Directors may have designated, or, in the absence of such a person, such person as shall be designated by the holders of a majority of the votes present at the meeting, shall call meetings of the shareholders to order and shall act as presiding officer of such meetings.

     (b) The Secretary of the Corporation shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

SECTION 3.9. VOTING OF SHARES.

     (a) Every shareholder entitled to vote may vote in person or by proxy. Unless otherwise provided by law, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes for the election of directors.

     (b) The shareholders having the right to vote shares at any meeting shall be only those of record on the stock books of the Corporation, on the record date fixed by law or pursuant to the provisions of Section 3.5 of these bylaws.

     (c) Absent special circumstances approved by the Board of Directors, the shares of the Corporation held, directly or indirectly, by another corporation, are not entitled to vote if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation. The foregoing does not limit the power of the Corporation to vote any shares held by the Corporation in a fiduciary capacity.

     (d) Voting by shareholders on any question or in any election may be viva voce unless the chairperson of the meeting shall order or any shareholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder's name by proxy, if there be such proxy, and shall state the number of shares voted by such shareholder.


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     (e) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.

SECTION 3.10. PROXIES.

Any shareholder entitled to vote at any meeting of the shareholders may authorize another person or persons to vote at any such meeting for such shareholder by proxy. A shareholder may authorize a valid proxy by executing a written instrument signed by such shareholder, or such shareholder's authorized officer, director, employee or agent, or by causing such signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram, data and voice telephonic communications, computer network, e-mail or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm, a proxy support service organization or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of eleven years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram, data and voice telephonic communications, computer network, e-mail or other electronic transmission must either set forth or be submitted with information from which it can be determined that such electronic transmission was authorized by the shareholder. If it is determined that such electronic transmission is valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 3.11. INSPECTORS.

The Board of Directors in advance of any meeting of shareholders may (but shall not be obligated to) appoint inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as presiding officer of any such meeting may, and on the request of any shareholder or the shareholder's proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as presiding officer. The inspectors shall register proxies, determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may appear proper to conduct the election or vote with fairness to all shareholders. The maximum number of such inspectors appointed shall be three


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(3), and no inspector whether appointed by the Board of Directors or by the officer or person acting as presiding officer need be a shareholder.

SECTION 3.12. NEW BUSINESS AND NOMINATION OF DIRECTORS

     (a) At an annual meeting of the shareholders, only such business shall be conducted as shall have properly been brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this paragraph. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given a timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated as the time of the previous year's proxy statement, notice by the shareholder to be timely must be received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder and (iv) any material interest of the shareholder in such business, and other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "1934 Act") "in his/her capacity as a proponent to a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this paragraph. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph and, if he/she should so determine, he/she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.


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     (b) At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors, unless such special meeting of the shareholders was called in accordance with Section 3.2 of these By-laws pursuant to the written demand of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such meeting, in which case only such business as is stated in the applicable written demand may be brought before the special meeting of the shareholders.

     (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or
     (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (a) of this Section 3.12. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director:
     (A) the name, age, business address and residence address of such person,
     (B) the principal occupation or employment of such person, (C) the class and number of shares the Corporation which are beneficially owned by such person, (D) a description of all arrangement or underwriting between the shareholder and each nominee and nay other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act, (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice the information required to be provided pursuant to paragraph (a) of this
     Section 3.12. At the request of the Board of Directors any person nominated by a shareholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this paragraph (c). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedure proscribed by bylaws and, if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

SECTION 3.13. ORGANIZATION

Meetings of shareholders shall be presided over by the chairman of the board, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by the president, if any, or in his or her absence by an executive vice president, if any, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting by the vote of a majority in interest of the


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shareholders present in person or represented by proxy and entitled to vote thereon. The secretary or in his or her absence an assistant secretary or in the absence of the secretary and all assistant secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.1. QUALIFICATIONS AND GENERAL POWERS.

No director is required to be an officer or employee or a shareholder of the Corporation or a resident of the State of Iowa. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 4.2. NUMBER OF DIRECTORS: TENURE.

The number of directors of the Corporation shall be not less than seven (7) nor more than twenty-one (21), the exact number within such range to be determined from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the entire Board of Directors then in office. The Board of Directors shall not be authorized to change the range or to change to a fixed number of directors without the approval of the shareholders. At each annual election commencing at the first annual meeting next following the end of calendar year 1999, the successors to the class of directors whose term expires at that time shall be elected by the shareholders to hold office for a term of three years to succeed those directors whose term expires and until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal.



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SECTION 4.3. QUORUM AND MANNER OF ACTING.

A quorum of the Board of Directors consists of a majority of the number of directors prescribed in accordance with Section 4.2. If at any meeting of the board there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.

SECTION 4.4. RESIGNATION.

Any director of the Corporation may resign at any time by delivering written notice to the Chairman of the Board, the Board of Directors, or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

SECTION 4.5.REMOVAL.

A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose in the manner prescribed by law and these By-laws.

SECTION 4.6. VACANCIES.

Any vacancy occurring in the Board of Directors through death, resignation, removal or any other cause, including an increase in the number of directors, may be filled by the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of the remaining directors.

SECTION 4.7. COMPENSATION OF DIRECTORS.

The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the Board of Directors and the board may fix the compensation of directors from time to time by resolution of the board.

SECTION 4.8. PLACE OF MEETINGS, ETC.

The Board of Directors may hold its meetings at such place or places within or without the State of Iowa. The Board of Directors may meet in person or via any means of communication, including, but not limited to telephone conference call, by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 4.9. ANNUAL MEETING.

Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors, or at such other time or place as the Board of Directors shall designate, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting shall be given as set forth in Sections 4.10


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and 4.11. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.

SECTION 4.10. REGULAR MEETINGS.

Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall by resolution fix and determine from time to time. Notice of each such meeting shall be communicated to each director at least five (5) days before the date on which the meeting is to be held.

SECTION 4.11. SPECIAL MEETINGS: NOTICE.

     (a) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or one-fourth (1/4) of the directors at the time being in office.

     (b) Notice of each such meeting shall be communicated to each director at least two (2) days before the date on which the meeting is to be held. Each notice shall state the date, time and place of the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.

SECTION 4.12. WAIVER OF NOTICE.

A director may waive any notice required by law or these bylaws if in writing and signed by a director entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice in due time as required by these bylaws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 4.13. DIRECTOR'S ASSENT PRESUMED.

A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting, or promptly upon the director's arrival to holding it or transacting business at the meeting, or the director's dissent or abstention shall be entered in the minutes of the meeting or unless the director shall file a written dissent or abstention to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered or certified mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

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SECTION 4.14. ORDER OF BUSINESS.

     (a) At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Chairman of the Board or the Board of Directors may determine.

     (b) At all meetings of the board, the Chairman of the Board or, in his or her absence, the person designated by the vote of a majority of the directors present shall preside.

SECTION 4.15. ACTION WITHOUT MEETING.

Any action required or permitted by law to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all the directors and if one or more consents in writing describing the action so taken shall be signed by each director then in office and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 4.16. DIVIDENDS.

The Board of Directors may authorize and the Corporation may make distributions to its shareholders in cash or property, but no distribution may be made if, after giving it effect, either of the following would result:

     (a) The Corporation would not be able to pay its debts as they become due in the usual course of business; or

     (b) The Corporation's total assets would be less than the sum of its total liabilities plus, unless the Articles of Incorporation permit otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of this distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

                                    ARTICLE V

THE EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 5.1.

The Board of Directors shall appoint an Executive Committee of not less than three (3) nor more than five (5) directors. The members of the Executive Committee shall serve at the will of the Board of Directors. The Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation except when the Board of Directors is in session, subject to the limitations set forth in Section 5.3 of these bylaws. The Executive Committee shall fix its own rules governing the conduct of its activities.

SECTION 5.2. OTHER COMMITTEES.

The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more other committees of the Board of Directors, each committee to consist of two (2) or more directors appointed by the Board of Directors. Any such committee shall serve at the will of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request of the Chief Executive Officer or the chairperson of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request.

SECTION 5.3. LIMITATIONS.

A committee of the board shall not: (a) authorize distributions by the Corporation; (b) approve or propose to shareholders of the Corporation action that the law requires be approved by shareholders; (c) fill vacancies on the Board of Directors of the Corporation or on any of its committees; (d) amend the Articles of Incorporation of the Corporation; (e) adopt, amend or repeal bylaws of the Corporation; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares by the Corporation, except according to a formula or method prescribed by the Board of Directors; or
(h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

                                   ARTICLE VI

OFFICERS

SECTION 6.1. OFFICERS.

The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the Board of Directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these bylaws, and the Board of Directors may leave unfilled for any such period as it may fix, any office except those of Chairman of the Board, Chief Executive Officer, President, Treasurer and Secretary. The officers of the Corporation shall be appointed annually by the Board of Directors at the annual meeting thereof and shall perform such duties as from time to time may be assigned to them by the Chief Executive Officer, the President, or by the

Board of Directors. Each such officer shall hold office until the next succeeding annual meeting of the Board of Directors and until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed.

SECTION 6.2. RESIGNATION AND REMOVAL.

An officer may resign at any time by delivering notice to the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 6.3. CHAIRMAN OF THE BOARD.

The Chairman of the Board shall, when present, preside at all meetings of the shareholders. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors. In general he or she shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6.4. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER.

Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge of and direct the operations of the Corporation and shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall keep the Board of Directors fully informed and shall freely consult with them concerning the business of the Corporation in his or her charge. The Chief Executive Officer shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as the Chief Executive Officer may deem necessary or proper to be executed in the course of the Corporation's regular business as authorized by the Board of Directors. The Chief Executive Officer may sign, together with the Secretary or Assistant Secretary, certificates for shares of stock of the Corporation. The Chief Executive Officer may sign in the name of the Corporation reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation's business. He or she shall perform all duties incident to the office of Chief Executive Officer as herein defined, and all such other duties as from time to time may be assigned by the Board of Directors.

SECTION 6.5. POWERS AND DUTIES OF THE PRESIDENT.

In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President may sign with the Secretary or Assistant Secretary all certificates for the shares of stock of the Corporation. The President shall perform all duties incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors.

SECTION 6.6. POWERS AND DUTIES OF THE VICE PRESIDENT(S).

In the absence of the President or in the event of the death, inability or refusal to act of the President, the Vice President (or in the event there is more than one Vice President, the Vice President selected by the Board of Directors) shall perform on an interim basis the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of stock of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the Chief Executive Officer, the President or by the Board of Directors.

SECTION 6.7. POWERS AND DUTIES OF THE SECRETARY.

The Secretary shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors; (b) authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law; (c) be custodian of the corporate seal, if any, the stock certificate books and such other books, records and papers as the Board of Directors may direct; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and timely prepare the list referred to in
Section 3.6; (e) sign with the Chief Executive Officer, the President or a Vice President certificates for shares of stock of the Corporation, the issuance of which shall have been duly authorized; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or the Board of Directors.

SECTION 6.8. POWERS AND DUTIES OF THE TREASURER.

The Treasurer shall (a) have custody of and be responsible for all moneys and securities of the Corporation, shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories as are approved by the Board of Directors, all moneys that may come into the Treasurer's hands for the Corporation's account; (c) prepare annual financial statements that include a balance sheet as of the end of the fiscal year and an income statement for that year; and (d) in general, perform such duties as may from time to time be assigned to the Treasurer by the Chief Executive Officer or by the Board of Directors.

SECTION 6.9. ASSISTANTS.

There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors. The Board of Directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any officer, whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

                                   ARTICLE VII

SHARES, THEIR ISSUANCE AND TRANSFER

SECTION 7.1. CONSIDERATION FOR SHARES.

The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, other securities of the Corporation or securities of any other corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

SECTION 7.2. CERTIFICATES FOR SHARES; UNCERTIFICATED SHARES.

     (a) Except as set forth in (b) below, every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the Corporation owned by such shareholder.

     (b) The Board of Directors may authorize the issue of some or all the shares of any or all the classes or series of shares of the Corporation, without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by Section 490.625, subsections 2 and 3, and, if applicable, Section 490.627, in each case of the IBCA, as such sections may be amended from time-to-time.

SECTION 7.3. EXECUTION OF CERTIFICATES.

The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The signatures of the Chief Executive Officer, President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the

Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.

SECTION 7.4. SHARE RECORD.

A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the Board of Directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.

SECTION 7.5. CANCELLATION.

Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided in Section 7.8 of these bylaws.

SECTION 7.6. TRANSFERS OF STOCK.

Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon or evidence deemed acceptable by the Secretary of the Corporation with respect to uncertificated shares. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

SECTION 7.7. REGULATIONS.

The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

SECTION 7.8. LOST, DESTROYED, OR MUTILATED CERTIFICATES.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                                  ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1. FACSIMILE SIGNATURES.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 8.2. FISCAL YEAR.

The fiscal year of the Corporation shall be from the first day of January through the last day of December.

SECTION 8.3. BOOKS AND RECORDS.

The books and records of the Corporation shall be kept (except that the shareholder list must also be kept at the places described in Section 3.6 of these bylaws) at the principal office of the Corporation.

SECTION 8.4. VOTING OF STOCKS OWNED BY THE CORPORATION.

In the absence of a resolution of the Board of Directors to the contrary, the Chief Executive Officer, the President and any Vice President acting within the scope of his or her authority as provided in Section 6.6 of these bylaws, are authorized and empowered on behalf of the Corporation to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The Board of Directors shall have authority to designate any officer or person as a proxy or attorney-in fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.

SECTION 8.5. SHAREHOLDERS' RIGHT TO INFORMATION.

     (a) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation, if the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect a copy of any of the following: (i) Articles or Restated Articles of Incorporation and all amendments currently in effect, (ii) bylaws or restated bylaws and all amendments currently in effect; (iii) resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding; (iv) minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting, for the past three (3) years; (v) all written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years; (vi) a list of the names and business addresses of the Corporation's current directors and officers; and
     (vii) the Corporation's most recent annual report delivered to the Iowa Secretary of State.

     (b) If a shareholder makes a demand in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and the record requested is directly connected with the shareholder's stated purpose, then the shareholder shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation, provided the shareholder gives the Corporation written notice of the shareholder's demand at least five
     (5) business days before the date on which the shareholder wishes to inspect and copy any of the following: (i) excerpts from minutes of any meeting of the Board of Directors, records of any actions of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the Board of Directors without a meeting to the extent not subject to inspection under Section 8.5(a) of these bylaws; (ii) accounting records of the Corporation; and
     (iii) the record of shareholders of the Corporation.

     (c) The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge shall not exceed the estimated cost of production or reproduction of the records.

     (d) Upon written request from a shareholder, the Corporation, at its expense, shall furnish to that shareholder the annual financial statements of the Corporation, including a balance sheet and income statement and, if the annual financial statements are reported upon by a public accountant, that report must accompany them.

                                   ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 9.1. INDEMNITY.

The Corporation shall indemnify and advance expenses to any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the Corporation, or any of the subsidiaries of the Corporation, whether before or after the conversion of the Corporation from a mutual insurance holding company to a stock company, or (b) while a director or officer of the Corporation, or any of the subsidiaries of the Corporation, whether before or after the conversion of the Corporation from a mutual insurance holding company, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the maximum extent it is empowered to indemnify and advance expenses to a director by Part E of Division VIII of the IBCA as the same exists or may hereafter be amended or changed (but, in the case of any such amendment or change, only to the extent that such amendment or change empowers the Corporation to provide broader indemnification than said law empowered the Corporation to provide prior to such amendment or change), against reasonable expenses (including attorneys' fees), judgments, fines, penalties, including an excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof; provided, however, that except as provided in Section 9.2 of these bylaws with respect to proceedings seeking to enforce rights of indemnification, entitlement to such indemnification shall be conditional upon the Corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other nonadjudicated disposition of any threatened or pending claim, action, suit or proceeding, entitlement to indemnification shall be further conditional upon the prior approval by the Corporation of the proposed settlement or nonadjudicated disposition. Such approval shall be made (a) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit or proceeding, or (b) by special legal counsel selected by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit, or proceeding, or, if the requisite quorum of the full board cannot be obtained therefor, by a majority vote of the full board, in which selection of counsel directors who are parties may participate. Approval or disapproval by the Corporation of any proposed settlement or other nonadjudicated disposition shall not subject the Corporation to any liability to or require indemnification or reimbursement of any party whom the Corporation would not otherwise have been required to indemnify or reimburse. The right to indemnification conferred in this Article IX shall include the right to payment or reimbursement by the Corporation of reasonable expenses incurred in connection with any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses in advance of the final disposition of such claim, action, suit or proceeding shall be made only upon (a) delivery to the Corporation of a written undertaking, by or on behalf of the person claiming indemnification under this
Article IX to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article IX or otherwise, or (b) delivery to the Corporation of a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct necessary to require indemnification by the Corporation pursuant to this
Article IX or otherwise, or (c) a determination that the facts then known to those making the determination would not preclude indemnification under this
Article IX.

SECTION 9.2. PAYMENT.

Any indemnification or advancement of expenses required under this Article IX shall be made promptly upon, and in any event within thirty (30) days after, the written request of the person entitled thereto. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days of the date such request is received by the Corporation, the person seeking indemnification or advancement of expenses as granted by this Article IX may at any time within the applicable statute of limitations bring suit against the Corporation in any court of competent jurisdiction to establish such person's right to indemnity or advancement of expenses. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification in any such action or proceeding shall also be indemnified by the Corporation. It shall be a defense to any action brought against the Corporation to compel indemnification (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article IX where the written affirmation of good faith or the undertaking to repay as required above has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 490.851 of the IBCA, but the burden of proving such defense shall be on the Corporation. Neither (a) the failure of the Corporation (including its Board of Directors, special legal counsel or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 490.851 of the IBCA, nor (b) the fact that there has been an actual determination by the Corporation (including its Board of Directors, special legal counsel or the shareholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct. In the event that the applicable standard of conduct has been met as to some claims, actions, suits or proceedings, but not as to others, a person who has a right of indemnification pursuant to this
Article IX shall be indemnified against all expenses (including attorney fees) actually and reasonably incurred by such person in connection with the claim, action, suit or proceeding as to which the applicable standard has been met. Nothing contained in this section shall limit the obligation, duty or ability of the Corporation to indemnify such person as provided elsewhere in this Article IX.

SECTION 9.3. CONTRACT.

The provisions of this Article IX shall be deemed a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article IX and the relevant provisions of the IBCA are in effect, and any repeal or modification of any such law or of this Article IX shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

SECTION 9.4. WITNESSES.

The Corporation shall indemnify and advance expenses to any person who was or is a witness in or is threatened to be made a witness in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the Corporation, or any of the subsidiaries of the Corporation, whether before or after the conversion from a mutual insurance holding company, or (b) while a director or officer of the Corporation, or any of the subsidiaries of the Corporation, whether before or after the conversion from a mutual insurance holding company, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the same extent that such person would be entitled to indemnification and advancement of expenses under this Article IX if such person were, or were threatened to be made, a party to such claim, action, suit or proceeding, against reasonable expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof.

SECTION 9.5. NONEXCLUSIVE.

Except as limited by Section 490.851 of the IBCA, the indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, law or otherwise; provided, however, that in no event shall any such provision or agreement provide indemnification to a person who was or is a director or officer of the Corporation (a) for a breach of a director's or officer's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (c) for a transaction from which the person seeking indemnification derived an improper personal benefit or (d) for liability under Section 490.833 of the IBCA.

SECTION 9.6. APPLICABILITY.

This Article IX shall be applicable to all claims, actions, suits or proceedings commenced after the effective date hereof, whether arising from acts or omissions occurring before or after the effective date hereof. Each person who is now serving or who shall hereafter serve as a director or officer of the Corporation or any of its subsidiaries shall be deemed to be doing so in reliance upon the rights of indemnification provided for in this Article IX, and such rights of indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, administrators and legal or personal representatives of such a person. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, and any of its subsidiaries then the Corporation shall nevertheless indemnify each director and officer of the Corporation to the maximum extent permitted by any applicable portion of this
Article IX that shall not have been invalidated.

SECTION 9.7. INITIATION OF CLAIMS.

Notwithstanding anything in this Article IX to the contrary, except with respect to proceedings initiated to enforce rights of indemnification to which such person is entitled under this Article IX or otherwise, the Corporation shall indemnify any such person in connection with a claim, action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such claim, action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 9.8. INSURANCE.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or any of its subsidiaries, whether before or after the conversion of the Corporation from a mutual insurance holding company, or is or was serving at the request of the Corporation or any of its subsidiaries, whether before or after the conversion from a mutual insurance holding company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article IX, the IBCA or otherwise. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification. The Corporation's obligation to make indemnification and pay expenses pursuant to this Article IX shall be in excess of any insurance purchased and maintained by the Corporation and such insurance shall be primary. To the extent that indemnity or expenses of a person entitled to indemnification and payment of expenses pursuant to this Article IX are paid on behalf of or to such person by such insurance such payments shall be deemed to be in satisfaction of the Corporation's obligation to such person to make indemnification and pay expenses pursuant to this Article IX.

                                    ARTICLE X

EMERGENCY BYLAWS

SECTION 10.L.  NATIONAL EMERGENCY.

In the event of a national emergency because of some catastrophic event which makes it impossible to conduct the business of the Corporation in accordance with the Articles of Incorporation or these bylaws, the provisions of this
Article X (hereinafter referred to as the Emergency Bylaws) shall become operative.

SECTION 10.2.  EMERGENCY EXECUTIVE COMMITTEE.

     (a) Upon the Emergency Bylaws becoming operative a meeting of the Executive Committee may be called by any director or officer of the Corporation. Three (3) members of the Executive Committee shall constitute a quorum for the transaction of business at all such meetings of the Executive Committee.

     (b) To the extent required to constitute a quorum at any such meeting of the Executive Committee, first the available directors who are not members of the Executive Committee in order of seniority as directors and then the available officers of the Corporation in order of seniority determined pursuant to Article VI of these bylaws shall be deemed members of the Executive Committee for such meeting. The Board of Directors may, before these Emergency Bylaws become operative, prepare a list of other officers of the Corporation or other persons who shall be deemed members of the Executive Committee at any meeting of the Executive Committee pursuant to these Emergency Bylaws in the event that there are no directors or officers determined pursuant to Article VI of these bylaws capable of serving as members of


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     the Executive Committee. The list shall specify the order of priority in which such persons shall serve.

     (c) Any vacancy on the Executive Committee pursuant to these Emergency Bylaws may be filled at any meeting of the Executive Committee by a majority of the members, though less than a quorum, or by the sole remaining member. Such members shall serve until the annual meeting of the Board of Directors following the end of the national emergency or until the successors are appointed and qualified.

SECTION 10.3.  ALTERNATIVE PLACES OF BUSINESS.

The Board of Directors, before these Emergency Bylaws become operative, may, effective when these Emergency Bylaws are operative, designate several alternate places of business.

SECTION 10.4.  DURATION.

To the extent not inconsistent with this Section, the bylaws of the Corporation shall remain in effect during the national emergency and upon termination of the national emergency these Emergency Bylaws shall cease to be operative.

                                   ARTICLE XI

AMENDMENTS

SECTION 11.1.  AMENDMENTS TO BYLAWS.

These bylaws may be amended or repealed by the Board of Directors or by the shareholders; provided, however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the Board of Directors.


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